UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

COSMOS HOLDINGS INC.
(Name of Registrant as Specified in its Charter)

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COSMOS HOLDINGS INC.

141 West Jackson Boulevard, Suite 4236

Chicago, IL 60604

(Telephone) (312) 536-3102

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Cosmos Holdings Inc. (the “Company”). Our Board of Directors (the “Board”) approved on August 31, 2021, and recommended the approval by our stockholders, of the following corporate actions (“Corporate Actions”):

1.	To approve the Amended and Restated Articles of Incorporation, substantially in the form attached hereto as Exhibit A.

Certain of our stockholders, holding a majority of our voting power on August 31, 2021 (the “Record Date”), approved the Corporate Actions by written consent in lieu of a special meeting of stockholders.

As a matter of regulatory compliance, we are sending to you this Information Statement which describes the purpose and provisions of the contemplated Corporate Actions.

By Order of the Board of Directors, Very truly yours, COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

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COSMOS HOLDINGS INC.

141 West Jackson Boulevard, Suite 4236

Chicago, IL 60604

(Telephone) (312) 536-3102

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Cosmos Holdings Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”) as of August 31, 2021 (the “Record Date”) to notify such stockholders of the following:

On August 31, 2021, the Board of Directors of the Company unanimously approved the Amended and Restated Articles of Incorporation substantially in the form attached hereto as Exhibit A. The majority stockholders (51%) approved Amended and Restated Articles of Incorporation by Written Consent in lieu of a meeting on August 31, 2021. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amended and Restated Articles of Incorporation.

VOTE REQUIRED, MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Actions of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Corporate Actions cannot take effect prior to the filing of a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about September 30, 2021.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of September 1, 2021, with respect to: (i) each person known to us to be the beneficial owner of more than five percent of each class of stock; (ii) all of our directors and executive officers; and (iii) all of our directors and executive officers as a group. The notes accompanying the information in the table are necessary for a complete understanding of the information provided below. As of September 1, 2021, there were 17,318,283 shares of common stock outstanding.

We believe that all persons named in the table have sole voting and investment power with respect to all shares shown as being owned by them, except as otherwise provided in the footnotes to the below table.

Under federal securities laws, a person or group of persons is: (a) deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. This assumes that options, warrants or convertible securities that are held by such person or group of persons and which are exercisable within 60 days of the date of this report, have been exercised or converted.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (4)
Directors and Executive Officers:

Grigorios Siokas (2)	7,051,068	40.7%
Chief Executive Officer and Director

Georgios Terzis	—	—
Chief Financial Officer

Pavlos Ignatiades	—	—
Chief Operating Officer and Director

Demetrios G. Demetriades	—	—
Secretary and Director

Dimitrios Goulielmos (3)	540,000	3.1%
Director

John J. Hoidas	—	—
Director

Peter Goldstein	—	—
Executive Director

All officers and directors as a group (7 persons)	7,551,068	43.8%

5% or More Stockholders:	—	—

(1)	Unless otherwise indicated, the address for each person is 141 West Jackson Boulevard, Suite 4236, Chicago, IL 60604
(2)	Mr. Siokas has a voting block of 7,845,639 common shares, or 40.7% of the issued and outstanding common stock of the Company as of September 1 2021.
(3)

Mr. Goulielmos is the owner of Jaron Trading Limited a company that holds 40,000 common shares. Therefore Mr. Goulielmos, in addition to the 500,000 common shares that he personally owns, he controls the 40,000 that belongs to Jaron Trading Limited. Attributing these shares to Mr. Goulielmos gives him a voting block of 540,000 shares, or 3.1% of the issued and outstanding common stock of the Company at September 1, 2021

(4)	Percentages are based on 17,318,283 shares outstanding at September 1, 2021.

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PROPOSAL NUMBER ONE

APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCOPORATION TO AUTHORIZE

DIRECTORS TO PRESCRIBE DIFFERENTS CLASSES AND SERIES OF “BLANK CHECK PREFERRED STOCK”

The amendment will grant the Board of Directors the authority to issue shares of preferred stock in one or more series, with such rights, preferences, and designations, as it deems necessary or advisable without any additional action by the Company’s stockholders unless otherwise required by law or by the rules and policies of the OTC or exchange upon which the shares of the Company’s common stock trades. With regard to such proposed “blank check” preferred stock, the Board of Director’s authority to determine the terms of any such shares of preferred stock would include, but not be limited to: (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the voting rights for each class or series. Shares of preferred stock that are issued by the Company and subsequently redeemed or converted into another security of the Company would be available to be reissued by the Company, and the Board of Directors may set the terms of the reissued shares as they deem appropriate, in the same manner, and subject to the same limitations, as the authorized preferred shares permit.

The Preferred Stock Authorization will effectively enable the Company to utilize such shares for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. In and of itself, the Preferred Stock Authorization will not affect any stockholder’s percentage ownership interests in our Company. We will continue to be subject to the periodic reporting requirements of the Exchange Act, as amended.

The Board of Directors has made no decisions or commitments concerning the use of the requested shares of “blank check” preferred stock, and it has no plans to commence an offering of any of the Company’s shares related thereto at this time. However, the Board of Directors believes that Corporate Action will provide the Company with the flexibility to take advantage of opportunities as they arise and improve the Company’s ability to attract investment capital as various series of preferred stock may be customized to meet any particular transactions’ needs market conditions.

To effect the Preferred Stock Authorization, we will file an amend and restate our Articles of Incorporation. The Amended and Restated Articles are attached hereto as Exhibit A and are subject to modification as the Board of Directors deems necessary and advisable to effect the Preferred Stock Authorization. As soon as practicable, our stockholders will be notified that the Preferred Stock Authorization has been effected.

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

Upon the effectiveness and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amended and Restated Articles of Incorporation filed with the State of Nevada.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CORPORATION ACTIONS AND EFFECTIVE TIME

The Corporate Actions will become effective on the date that we file the Certificate of Amendment with the Secretary of State of the State of Nevada. We intend to file the Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 141 West Jackson Boulevard, Suite 4236 Chicago, IL 60604, or by calling (312) 536-3102. This document is also available in digital form for download or review by visiting the website of the Securities and Exchange Commission at www.sec.gov.

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ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

•	Quarterly Report on Form 10-Q for the quarter ended Junne 30, 2021; and

•	Annual Report on Form 10-K for the year ended December 31, 2020

APPRAISAL AND DISSENTERS’ RIGHTS

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the Amended and Restated Articles of Incorporation.

EFFECTIVE DATE OF AMENDED AND RESTATED ARTICLES

Pursuant to Rule 14c-2 under the Exchange Act, the reverse split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.

COSMOS HOLDINGS INC. By Order of the Board of Directors

September 13, 2021	By:	/s/ Grigorios Siokas
Grigorios Siokas, CEO

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Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COSMOS HOLDINGS INC

A Nevada Corporation

Cosmos Holdings Inc. (the “Corporation”), a corporation incorporated under the laws of the state of Nevada, hereby amends and restates its Articles of Incorporation, as amended, to embody in one document its original articles thereto, pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes.

The Amended and Restated Articles of Incorporation were approved and adopted by the board of directors of the Corporation by written consent on August 31, 2021 and by the holders of a majority of the voting power of the stockholders of the Corporation on August 31, 2021. As a result, these Amended and Restated Articles of Incorporation were authorized and adopted in accordance with the Nevada Revised Statutes.

ARTICLE I

NAME

The name of the corporation is COSMOS HOLDINGS INC. (the “Corporation”).

ARTICLE II

RESIDENT AGENT AND REGISTERED OFFICE

The name of the Corporation’s resident agent for service of process is CORPORATE ADMINISTRATIVE SERVICES INC.

ARTICLE III

CAPITAL STOCK

3.01 Authorized Capital Stock. The total number of shares of stock this Corporation is authorized to issue shall be 400 million (400,000,000) shares, par value $0.0001 per share. This stock shall be divided into two classes to be designated as “Common Stock” and “Blank Check Preferred Stock” (“Preferred Stock”).

3.02 Common Stock. The total number of authorized shares of Common Stock shall be 300 million (300,000,000).

3.03 Blank Check Preferred Stock. The total number of authorized shares of Preferred Stock shall be 100 million (100,000,000) shares. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE IV

DIRECTORS

The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one director.

ARTICLE V

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes (“NRS”).

ARTICLE VI

DIRECTORS’ AND OFFICERS’ LIABILITY

The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

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ARTICLE VII

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Dated: August 31, 2021	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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